Exhibit 99.1
CCE SPINCO, INC. ANNOUNCES FORMAL NAME CHANGE
TO LIVE NATION, INC.

Los Angeles—January 9, 2006—CCE Spinco, Inc. (NYSE: LYV) today announced that it has formally changed its name to Live Nation, Inc. by means of a parent/subsidiary merger with its wholly-owned subsidiary, Live Nation, Inc. Pursuant to a resolution approved by the board of directors, CCE Spinco, Inc. has filed a certificate of ownership and merger with the office of the Secretary of State of the State of Delaware to complete the merger of Live Nation, Inc. with and into CCE Spinco, Inc. and to change its name.
About Live Nation, Inc.
Live Nation is one of the world’s largest diversified promoters and producers of, and venue operators for, live entertainment events. Its business activities include the promotion and production of music concerts, theatrical performances, specialized motor sports and other events.
Investor inquires should be directed to:
John Buckley — buckley@braincomm.com
Jonathan Lesko — lesko@braincomm.com
Brainerd Communicators
212-986-6667
Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.